Exhibit 99.1

GTY Technology Holdings Announces Solid Third Quarter Financial Results

Annual recurring revenue of $48.5 million, up 25% year-over-year

Total third quarter revenue of $16.3 million, up 29% year-over-year

(Boston, MA, November 4, 2021) – GTY Technology Holdings Inc. (Nasdaq: GTYH) (“GTY”), a leading vertical SaaS/Cloud solution provider for the public sector, today announced financial results for the third quarter ended September 30, 2021.

“GTY reported another great quarter, highlighted by the large CityBase kiosk install with DTE Energy, a midwestern electric utility which drove our strong performance this quarter with one-time revenue associate with kiosks and will generate significant recurring revenue going forward. We again exceeded expectations across all key operating metrics with continued strength in ARR at 25% growth year-over-year,” said TJ Parass, CEO of GTY. “As we look ahead, we are very encouraged by the strength of our portfolio and the tailwinds supporting the need for public sector organizations to modernize and transform their operations. We believe these strengths as well as our continued investments in sales and marketing position us to maintain our momentum for the balance of fiscal 2021 and beyond.”

Third Quarter 2021 Financial Highlights

●	Revenue: Total GAAP revenue for the third quarter of 2021 was $16.3 million, up 29% compared to $12.6 million in the third quarter of 2020. Total non-GAAP revenue for the third quarter of 2021 was $16.4 million, up 29% compared to $12.7 million in the third quarter of 2020.
●	Gross Profit: Gross profit for the third quarter of 2021 was $10.3 million, compared to $8.0 million for the third quarter of 2020. Gross margin for the third quarter of 2021 was 64%, compared to 63% for the third quarter of 2020. Non-GAAP gross profit for the third quarter of 2021 was $10.9 million, compared to $8.3 million for the third quarter of 2020. Non-GAAP gross margin was 67% for the third quarter of 2021, compared to 65% for the third quarter of 2020.
●	Operating (Loss): Operating loss for the third quarter of 2021 was $(8.5) million, compared to an operating loss of $(7.3) million in the third quarter of 2020. Non-GAAP operating loss for the third quarter of 2021 was $(0.1) million, compared to an operating loss of $(1.4) million in the third quarter of 2020.
●	Net (Loss): Net loss for the third quarter of 2021 was $(9.5) million, or $(0.17) per share, based on 57.5 million weighted average shares outstanding. During the third quarter of 2020, net loss was $(7.2) million, or $(0.13) per share, based on 53.8 million weighted average shares outstanding.

Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled “Use of Non-GAAP Financial Measures” and in the accompanying tables. All comparisons in this press release are year over year unless otherwise provided.

Third Quarter 2021 Highlights and Key Metrics

●	CityBase, GTY’s payment solutions subsidiary, deployed a large kiosk solution with DTE Energy well ahead of schedule.

●	Bonfire, GTY’s eProcurement subsidiary, launched Bonfire Open Access Community Projects. This freely accessible tool will provide public procurement teams with access to an extensive database of public projects from across North America to streamline the RFx creation process.
●	Added 74 new customers in the quarter ended September 30, 2021.
●	The number of customers was 1,868 as of September 30, 2021, an increase of 11% from 1,685 as of September 30, 2020.

Additional information regarding our new customers, total customers and Annual Recurring Revenue and how each are calculated are included below.

Financial Outlook

As of November 4, 2021, GTY is providing guidance for its fourth quarter and full year 2021 as follows:

●	Fourth Quarter 2021 Guidance: Total Non-GAAP revenue is expected to be in the range of $16.3 million to $16.8 million or approximately 25% year-over-year growth. Non-GAAP loss from operations is expected to be in the range of $(2.0) to $(2.5) million.
●	Full Year 2021 Guidance: Total Non-GAAP revenue is expected to be in the range of $60.5 million to $61.0 million or approximately 24% year- over-year growth. Non-GAAP loss from operations is expected to be in the range of $(4.7) to $(5.2) million.

Conference Call and Webcast

GTY will hold its quarterly earnings call on November 4, 2021 at 4:30 p.m. ET. Conference call details for participation on the call are listed below. A transcript will also be posted to the Investor Relations section of our website at www.gtytechnology.com.

Investors and participants can register for the call in advance by registering here. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast here. The archived webcast will be available shortly after the call on the company website, www.gtytechnology.com.

About GTY Technology Holdings Inc.

GTY Technology Holdings Inc. (NASDAQ: GTYH) (“GTY”) brings leading public sector technology companies together to achieve a new standard in stakeholder engagement and resource management. Through its six business units, GTY offers an intuitive cloud-based suite of solutions for state and local governments, education institutions, and healthcare organizations spanning functions in procurement, payments, grant management, budgeting, and permitting: Bonfire provides strategic sourcing and procurement software to enable confident and compliant spending decisions; CityBase provides government payment solutions to connect constituents with utilities and government agencies; eCivis offers a grant management system to maximize grant revenues and track performance; Open Counter provides user-friendly software to guide applicants through complex permitting and licensing procedures; Questica offers budget preparation and management software to deliver on financial and non-financial strategic objectives; Sherpa provides public-sector budgeting software and consulting services.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic, or other public health crises, on our operations, our customers and the economy; (2) the risk that the ongoing integration of the businesses acquired in our business combination disrupts current plans and operations; (3) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (4) our failure to generate sufficient cash flow from our business to make payments on our debt; (5) changes in applicable laws or regulations; (6) the possibility that the company may be adversely affected by other economic, business or competitive factors; and (7) other risks and uncertainties included in our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequent filings with the Securities and Exchange Commission. We caution you that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by securities law.

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, GTY has provided in this release certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) and non-GAAP loss from operations.

GTY’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating GTY’s ongoing operational performance and trends. However, it is important to note that particular items GTY excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP financial measures has been provided in the tables included as part of this press release.

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from GTY’s business combination which reduced its acquired contract liabilities to fair value. The company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustments to revenues to allow for a direct comparison between periods.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP gross profit adjusted for the impact of purchase accounting resulting GTY’s business combination and share-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues.

The company believes that presenting non-GAAP gross profit and margin is useful to investors as it eliminates the impact of the purchase accounting adjustments to allow for a direct comparison between periods.

Non-GAAP Loss From Operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from GTY’s business combination, the amortization of acquired intangible assets, share-based compensation, acquisition related costs, goodwill impairment expense, restructuring expenses and the change in fair value of contingent consideration. The company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of certain non-cash and acquisition related expenses to allow a direct comparison of loss from operations between periods.

Operating Metrics

We define the number of customers as the number of accounts with a unique account identifier for which we have an active contract in the period indicated. New customers have signed a new contract with a GTY entity in the period.

We define ARR as the annualized revenue run-rate of subscription, maintenance or transaction-based agreements from all customers at a point in time. For transaction based CityBase contracts we use the following calculation: For large projects (>$10K per month) with 12 months or more of history we use the trailing 12 months of history. For large projects with less than 12 months, we calculate an annualized value based on history available. For small projects (<$10K per month) we annualize the most recent month’s activity.

Exhibit 1
GTY Technology Holdings Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues	$16,257	$12,587	$43,833	$35,027
Cost of revenues	5,914	4,620	15,872	13,541
Gross Profit	10,343	7,967	27,961	21,486

Operating expenses
Sales and marketing (1)	4,351	3,875	11,620	12,396
General and administrative (1)	6,281	4,667	17,062	16,607
Research and development (1)	3,277	3,012	9,295	9,383
Amortization of intangible assets	3,668	3,683	10,911	10,998
Restructuring charges	-	2	-	3,666
Change in fair value of contingent consideration	1,235	-	3,599	29
Total operating expenses	18,812	15,239	52,487	53,079
Loss from operations	(8,469)	(7,272)	(24,526)	(31,593)

Other income (expense)
Interest income (expense), net	(789)	(441)	(2,501)	(1,113)
Loss from repurchase/issuance of shares	-	-	(5,333)	(1,390)
Change in fair value of warrant liability	(456)	807	(4,023)	3,104
Gain on extinguishment of debt	-	-	3,210	-
Other income (loss), net	90	(696)	(9)	437
Total other income (expense), net	(1,155)	(330)	(8,656)	1,038

Loss before income taxes	(9,624)	(7,602)	(33,182)	(30,555)
Benefit from income taxes	93	384	154	2,068
Net loss	$(9,531)	$(7,218)	$(33,028)	$(28,487)

Net loss per share, basic and diluted	$(0.17)	$(0.13)	$(0.58)	$(0.53)
Weighted average common shares outstanding, basic and diluted	57,536	53,842	56,960	53,301

Net loss	$(9,531)	$(7,218)	$(33,028)	$(28,487)
Other comprehensive loss:
Foreign currency translation gain (loss)	608	(783)	(61)	313
Total other comprehensive income (loss)	608	(783)	(61)	313
Comprehensive loss	$(8,923)	$(8,001)	$(33,089)	$(28,174)

(1) Amounts include share-based compensation expense as follows:
Cost of revenues	$447	$225	$1,102	$575
Sales and Marketing	420	435	861	1,568
General and administrative	2,096	1,025	4,190	3,471
Research and development	373	339	874	724
Total share-based compensation expense	$3,336	$2,024	$7,027	$6,338

Exhibit 2
Reconciliations of non-GAAP Financial Measures
(in thousands)
(unaudited)

Non-GAAP Reconciliation	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Revenues	$16,257	$14,317	$12,587
Purchase accounting adjustment to revenue	105	104	128
Non-GAAP Revenues	$16,362	$14,421	$12,715

Gross Profit	$10,343	$9,101	$7,967
Purchase accounting adjustment to revenue	105	104	128
Share-based compensation	$447	$363	225
Non-GAAP Gross Profit	$10,895	$9,568	$8,320

Gross Margin	64%	64%	63%
Non-GAAP Gross Margin	67%	66%	65%

Loss from operations	$(8,469)	$(7,921)	$(7,272)
Purchase accounting adjustment to revenue	105	104	128
Amortization of intangibles	3,668	3,644	3,683
Share-based compensation	3,336	1,868	2,024
Restructuring charges	-	-	2
Change in fair value of contingent consideration	1,235	1,250	-
Non-GAAP Loss from operations	$(125)	$(1,055)	$(1,435)

	Nine Months Ended
	September 30, 2021	September 30, 2020
Revenues	$43,833	$35,027
Purchase accounting adjustment to revenue	331	589
Non-GAAP Revenues	$44,164	$35,616

Gross Profit	$27,961	$21,486
Purchase accounting adjustment to revenue	331	589
Share-based compensation	1,102	575
Non-GAAP Gross Profit	$29,394	$22,650

Gross Margin - Successor Period	64%	61%
Non-GAAP Gross Margin	67%	64%

Loss from operations	(24,526)	(31,593)
Purchase accounting adjustment to revenue	331	589
Amortization of intangibles	10,911	10,998
Share-based compensation	7,027	6,338
Restructuring charges	-	3,666
Change in fair value of contingent consideration	3,599	29
Non-GAAP Loss from operations	$(2,658)	$(9,973)

Exhibit 3
GTY Technology Holdings Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$15,327	$22,800
Accounts receivable, net	11,068	9,994
Prepaid expenses and other current assets	4,029	2,583
Total current assets	30,424	35,377

Property and equipment, net	3,312	3,891
Intangible assets, net	90,196	101,107
Goodwill	284,635	284,635
Other assets	6,466	7,437
Total assets	$415,033	$432,447

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$4,939	$6,366
Deferred revenue - current portion	24,994	22,304
Contingent consideration - current portion	317	743
Other current liabilities	1,045	1,897
Total current liabilities	31,295	31,310

Deferred revenue - less current portion	1,785	1,602
Warrant liability	7,063	3,040
Deferred tax liability	17,307	17,494
Contingent consideration - less current portion	45,730	42,530
Term loan, net	24,331	26,632
Other long-term liabilities	2,738	3,074
Total liabilities	130,249	125,682

Commitments and contingencies

Shareholders’ equity:
Common stock	6	6
Exchangeable shares	50,637	54,224
Additional paid in capital	398,286	380,881
Accumulated other comprehensive income (loss)	(55)	6
Treasury stock	(8,343)	(5,633)
Accumulated deficit	(155,747)	(122,719)
Total shareholders' equity	284,784	306,765
Total liabilities and shareholders’ equity	$415,033	$432,447

Exhibit 4
GTY Technology Holdings Inc.
Condensed Statement of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020
Cash flows from operating activities:
Net loss	$(33,028)	$(28,487)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	764	439
Amortization of intangible assets	10,911	10,998
Amortization of right of use assets	1,354	1,107
Share-based compensation	7,027	6,338
Deferred income tax benefit	(154)	(2,068)
Loss on issuance/repuchase of shares	5,333	1,390
Change in fair value of warrant liability	4,023	(3,104)
Change in fair value of contingent consideration	3,599	29
Gain on extinguishment of debt	(3,210)	-
Amortization of deferred debt issuance costs	648	395
Other	305	90
Changes in operating assets and liabilities:
Accounts receivable	(1,118)	(1,387)
Prepaid expenses and other assets	(1,600)	(1,564)
Accounts payable and accrued liabilities	(1,454)	(1,212)
Deferred revenue and other liabilities	2,868	4,708
Operating lease liabilities	(891)	(1,202)
Net cash (used in) provided by operating activities	(4,623)	(13,530)

Cash flows from investing activities:
Capital expenditures	(203)	(2,850)
Net cash (used in) provided by investing activities	(203)	(2,850)

Cash flows from financing activities:
Proceeds from borrowings, net of issuance costs	-	14,543
Contingent consideration payments	(825)	(27)
Common stock repurchases	(8,043)	-
Proceeds from issuance of common stock, net of costs	6,790	-
Other	(523)	(380)
Net cash provided by (used in) financing activities	(2,601)	14,136

Effect of foreign currency on cash	(46)	88

Net change in cash and cash equivalents	(7,473)	(2,156)
Cash and cash equivalents, beginning of period	22,800	8,374
Cash and cash equivalents, end of period	15,327	6,218

Company Contacts:

Investor Relations

ir@gtytechnology.com

1-877-465-3200